                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549




                                  FORM 8-K/A




                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JANUARY 7, 1998


                      COMPLETE BUSINESS SOLUTIONS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                                   MICHIGAN
                (STATE OR OTHER JURISDICTION OF INCORPORATION)


        0-22141                                         38-2606945
(COMMISSION FILE NUMBER)               (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


32605 WEST TWELVE MILE ROAD, SUITE 250, FARMINGTON HILLS, MI  48334
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                   (ZIP CODE)



                               (248) 488-2088
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                     NONE


        (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Complete Business Solutions, Inc. (the "Company") hereby amends and restates
Item 7 of its report on Form 8-K dated January 7, 1998, as follows:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired

     1. The audited financial statements of c.w. Costello & Associates, inc. as of December 31, 1997 and 1996 and for the years ended
         December 31, 1997, 1996 and 1995.

c.w. COSTELLO & ASSOCIATES, inc.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                  PAGE


INDEPENDENT AUDITORS' REPORT                                        4

FINANCIAL STATEMENTS FOR THE
  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995:

  Balance Sheets as of December 31, 1997 and 1996                   5

  Statements of Operations for the Years Ended December 31, 1997,
  1996 and 1995                                                     6

  Statements of Stockholders' Equity for the Years Ended
  December 31, 1997, 1996 and 1995                                  7

  Statements of Cash Flows for the Years Ended December 31, 1997,
  1996 and 1995                                                     8

  Notes to Financial Statements                                  9-14

[DELOITTE & TOUCHE LLP LETTERHEAD]



INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
c.w. Costello & Associates, inc.
Wethersfield, Connecticut

We have audited the accompanying balance sheets of c.w. Costello & Associates, inc. (an "S" Corporation) (the "Company") as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and of cash flows for each of the three years in the period ended December 31, 1997.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of c.w. Costello & Associates, inc. (an "S" Corporation) as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

As discussed in Note 10 to the financial statements, on January 27, 1998, the company merged with Complete Business Solutions, Inc.

Deloitte & Touche LLP

February 9, 1998
c.w. COSTELLO & ASSOCIATES, inc.

BALANCE SHEETS
DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

ASSETS                                                                     1997             1996
CURRENT ASSETS:
  Cash                                                                 $    224,302     $   194,058
  Accounts receivable less allowance for doubtful accounts of
   $428,548 and $380,488 at December 31, 1997 and 1996, respectively     12,510,249       9,017,822
  Unbilled Revenue                                                          889,147       1,002,213
  Other current assets - net                                                638,409         145,637
  Receivables from related parties - current                                235,441         233,209
                                                                       ------------     -----------

        Total current assets                                             14,497,548      10,592,939

PROPERTY AND EQUIPMENT - Net                                              1,914,615       1,154,646

RECEIVABLES FROM RELATED PARTIES - Net of
 current portion                                                            240,067         135,634
                                                                       ------------     -----------

TOTAL                                                                  $ 16,652,230     $11,883,219
                                                                       ============     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                                            603,603         935,399
Other accrued expenses                                                    2,552,787         559,343
Accrued payroll and related expenses                                      7,684,579       1,750,443
Notes payable - line of credit                                            3,379,513       4,035,000
Deferred income tax liabilities                                             284,947         915,276
                                                                       ------------     -----------

        Total current liabilities                                        14,505,429       8,195,461
                                                                       ------------     -----------

STOCKHOLDERS' EQUITY:
 Class A common stock, no par value - authorized, 750,000 shares;
  issued and outstanding 471,388 and 466,388 shares at
  December 31, 1997 and 1996, respectively                                    -               -
 Class B non-voting common stock, no par value -
  authorized, 750,000 shares; issued and outstanding,
  435,843 and 405,773 shares at
  December 31, 1997 and 1996, respectively                                    -               -
 Additional paid-in capital                                               1,028,172         629,108
 Retained earnings                                                        1,118,629       3,058,660
                                                                       ------------     -----------

        Total stockholders' equity                                        2,146,801       3,687,768
                                                                       ------------     -----------
TOTAL                                                                  $ 16,652,230     $11,883,219
                                                                       ============     ===========

See accompanying notes to financial statements.

c.w. COSTELLO & ASSOCIATES, inc.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                         1997                1996               1995
NET FEES                                            $ 70,174,617         $ 42,557,333       $25,427,978

COST OF FEES:
  Salaries, wages and
    employee benefits                                 49,278,577           27,555,446        15,054,431

  Contractual services                                 1,947,200            1,027,779         1,020,051

  Project travel and
    relocation                                         2,127,957            1,518,337         1,079,609
                                                    ------------         ------------       -----------
   Total cost of fees                                 53,353,734           30,101,562        17,154,091
                                                    ------------         ------------       -----------

     Gross profit                                     16,820,883           12,455,771         8,273,887

GENERAL AND ADMINISTRATIVE EXPENSES                   17,854,885           11,264,018         6,714,670
                                                    ------------         ------------       -----------
(LOSS) INCOME FROM OPERATIONS                         (1,034,002)           1,191,753         1,559,217

OTHER INCOME (EXPENSE):
  Interest expense                                      (815,041)            (197,738)          (52,229)
  Other income (expense)                                  29,473               63,404            (9,495)
                                                    ------------         ------------       -----------

(LOSS) INCOME BEFORE INCOME TAXES                     (1,819,570)           1,057,419         1,497,493

INCOME TAXES                                             120,461               86,099           128,566
                                                    ------------         ------------       -----------
NET (LOSS) INCOME                                   $ (1,940,031)        $    971,320        $1,368,927
                                                    ============         ============       ===========

BASIC AND DILUTED (LOSS) EARNINGS PER COMMON SHARE:

BASIC (LOSS) EARNINGS PER COMMON SHARE               $     (2.18)        $       1.15       $      1.97
                                                     ============         ============       ===========

DILUTED (LOSS) EARNINGS PER COMMON SHARE             $     (2.18)        $       1.12       $      1.92
                                                     ============         ============       ===========

BASIC WEIGHTED - AVERAGE SHARES OUTSTANDING              889,246              843,872           714,493
DILUTIVE EFFECT OF STOCK OPTIONS                         -                     22,920            18,000
                                                    ------------         ------------       -----------

DILUTED WEIGHTED - AVERAGE SHARES OUTSTANDING            889,246              866,792           732,493
                                                    ============         ============       ===========




See accompanying notes to financial statements.

c.w. COSTELLO & ASSOCIATES, inc.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                     COMMON STOCK        COMMON STOCK
                                     --------------      --------------       ADDITIONAL                          TOTAL
                                    NUMBER OF CLASS A  NUMBER OF CLASS B       PAID-IN         RETAINED       STOCKHOLDERS'
                                         SHARES            SHARES              CAPITAL         EARNINGS          EQUITY
BALANCE, DECEMBER 31, 1994             165,025            149,839           $321,889        $1,090,073       $1,411,962

  Stock issuance                        12,500              6,000            121,430              -             121,430
  Net income                              -                  -                  -            1,368,927        1,368,927
  Stock split                          177,525            155,839               -                 -                -
  10% stock dividend                    35,505             31,168               -                 -                -
  Cash dividends                          -                  -                  -             (371,660)        (371,660)
                                      --------           --------         ----------        ----------       ----------

BALANCE, DECEMBER 31, 1995             390,555            342,846            443,319         2,087,340        2,530,659

  Stock issuance                        15,000             10,000            185,789              -             185,789
  Net income                              -                  -                  -              971,320          971,320
  15% stock dividend                    60,833             52,927               -                 -                -
                                      --------           --------         ----------        ----------       ----------

BALANCE, DECEMBER 31, 1996             466,388            405,773           $629,108        $3,058,660       $3,687,768

  Stock issuance                         5,000             30,070            399,064              -             399,064
  Net loss                                -                  -                  -           (1,940,031)      (1,940,031)
                                      --------           --------         ----------        ----------       ----------

BALANCE, DECEMBER 31, 1997             471,388            435,843         $1,028,172        $1,118,629       $2,146,801
                                      ========           ========         ==========        ==========       ==========

See accompanying notes to financial statements.

c.w. COSTELLO & ASSOCIATES, inc.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                               1997             1996            1995
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net (loss) income                                         $ (1,940,031)    $   971,320     $ 1,368,927
 Adjustments to reconcile net (loss) income to net cash
  provided by (used in) operating activities:
  Provision for doubtful accounts                               485,982         362,622          39,785
  Depreciation and amortization                                 451,328         207,633          81,686
  (Benefit) provision for deferred income taxes                (630,329)         85,224         111,536
  Loss on disposal of fixed assets                               28,169            -               -
  Changes in assets and liabilities:
    Increase in accounts receivable                          (3,888,487)     (3,711,893)     (2,470,996)
    Decrease (increase) in
    unbilled revenue                                            113,066      (1,002,213)           -
    (Increase) decrease in other
    current assets                                             (616,344)        152,906        (288,265)
    (Decrease) increase in accounts
    payable                                                    (331,796)        678,934         (85,367)
    Increase (decrease) in other
    accrued expenses                                          1,993,444        (125,322)        334,500
    Increase in accrued payroll
    and related expenses                                      5,934,136       1,028,639         218,847
                                                             ----------     -----------     -----------
        Net cash provided by (used in) operating activities   1,599,138      (1,352,150)       (689,347)
                                                             ----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                         (1,239,456)       (904,696)       (294,162)
 Increase in receivables from related parties                  (106,665)       (169,243)       (131,941)
                                                             ----------     -----------     -----------

        Net cash used in investing activities                (1,346,121)     (1,073,939)       (426,103)
                                                             ----------     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 (Repayment) proceeds notes payable line of credit - net       (655,487)      2,405,164       1,169,836
 Proceeds from issuance of stock                                432,714         213,153          60,416
 Repayment of long-term debt                                        -              -           (291,667)
 Dividends                                                          -              -           (371,660)
                                                             ----------     -----------     -----------

        Net cash provided by financing activities              (222,773)      2,618,317         566,925
                                                             ----------     -----------     -----------

NET INCREASE (DECREASE) IN CASH                                  30,244         192,228        (548,525)

CASH, BEGINNING OF YEAR                                         194,058           1,830         550,355
                                                             ----------     -----------     -----------

CASH, END OF YEAR                                            $  224,302     $   194,058     $     1,830
                                                             ==========     ===========     ===========

SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW INFORMATION:
 Cash paid during the year for:
  Interest                                                   $  770,808     $   197,738     $    52,229
                                                             ==========     ===========     ===========
  Income taxes                                               $   20,790     $       875     $    17,030
                                                             ==========     ===========     ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH
 FINANCING TRANSACTIONS:
 Stock subscription receivable                               $   -          $    33,650     $    61,014
                                                             ==========     ===========     ===========

See accompanying notes to financial statements.

c.w. COSTELLO & ASSOCIATES, inc.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

1.  NATURE OF BUSINESS

    c.w. Costello & Associates, inc. (the "Company") (an "S" corporation) is a provider of information technology (IT) services to large and mid-size organizations principally in the midwestern, eastern and southeastern United States. The Company offers its clients a broad range of IT services, from advising clients on strategic technology plans to developing and implementing appropriate IT solutions.

2.  SIGNIFICANT ACCOUNTING POLICIES

    CASH AND CASH EQUIVALENTS - The Company considers all cash and short-term investments, with an original maturity of three months or less, to be cash equivalents.

    DEPRECIATION AND AMORTIZATION - The cost of property and equipment is being depreciated or amortized over the estimated useful lives of the assets, using straight-line and accelerated methods.

    REVENUE RECOGNITION - Revenue is generated from two types of contracts: time and material and fixed price. Revenue generated from time and material contracts is recognized based upon agreed hourly billing rates with customers. Revenue generated from fixed price contracts is recognized using the percentage-of-completion method based on total costs incurred to date as a percentage of total projected costs. For fixed price contracts, changes in job performance, job contracts and estimated profitability and final contract settlements may result in revisions to cost and income, and are recognized in the period in which the revisions are determined. The allowance for doubtful accounts is based on prior years' experience and management's analysis of possible bad debts. Deferred revenue of $201,325 and $105,600 are included in other accrued expenses at December 31, 1997 and 1996, respectively.

    UNBILLED REVENUE - Unbilled revenue represents costs incurred and related earnings not currently billable under the terms of the contract. These amounts will be billed over a period of less than twelve months.

    INCOME TAXES - The Company is an "S" corporation and therefore is not subject to corporate Federal income tax. The Company is liable for certain state income taxes. The Company follows the asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of other assets and liabilities using current tax rates.


    USE OF ESTIMATES IN FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements, and the stated amount of revenues and expenses during the reporting period. Actual results could differ from these estimates. It is management's opinion that any differences would not have a material adverse effect on the financial position or results of operations of the Company.


    STOCK-BASED COMPENSATION - The Company accounts for stock-based compensation plans utilizing the provisions of Accounting Principles
    Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees."

    BASIC AND DILUTED (LOSS) EARNINGS PER COMMON SHARE - As of
    December 31, 1997, the Company retroactively adopted Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS 128"). Basic
    (loss) earnings per share is computed by dividing the net (loss) income (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Diluted (loss) earnings per common share is computed by increasing the denominator by the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued.

    RECLASSIFICATIONS - Certain amounts in the 1996 and 1995 financial statements have been reclassified to conform to the 1997 presentation.

3.  INCOME TAXES

    As an "S" corporation the Company is currently subject to certain State income taxes. Additionally, the Company is subject to certain Federal and State income taxes related to its prior "C" corporation status. The provision (benefit) for income taxes for the years ended December 31 is as follows:


                                                1997          1996        1995
                        Current:
                         State              $ 180,790     $    875     $  17,030
                         Federal              570,000          -            -
                                            ---------     --------     ---------
                                              750,790          875        17,030
                                           ----------     --------     ---------
                        Deferred
                         State                (60,329)      85,224       111,536
                         Federal             (570,000)         -            -
                                           ----------     --------     ---------
                                             (630,329)      85,224       111,536
                                           ----------     --------     ---------
                        Total provision    $  120,461     $ 86,099     $ 128,566
                                           ==========     ========     =========

The provision for income taxes differs from the amount computed by applying the statutory U.S. Federal income tax rate to (loss) income before taxes for the years ended December 31 as a result of the following:

                                                          1997          1996         1995
      U.S. Federal income tax (benefit) provision at
       statutory rate                                  $ (659,610)  $  359,522    $ 509,148
      State income taxes                                  120,461       86,099      128,566
      Federal adjustment due to qualification as an
       S corporation                                      659,610     (359,522)    (509,148)
                                                       ----------   ----------    ---------
          Total provision                              $  120,461   $   86,099    $ 128,566
                                                       ==========   ==========    =========

Deferred income tax assets and liabilities consists of the following as of December 31:

                                                                   1997              1996
             Deferred assets due to:
              Accrued liabilities                              $   99,935       $   140,207
              Accrued wages                                       372,237                 -
              Net operating loss carryforwards                      7,319           105,045
                                                               ----------       -----------
               Total deferred asset                               479,491           245,252
                                                               ----------       -----------

             Deferred liabilities due to:
              Built-in gains tax                                   24,066           594,066
              Accounts receivable                                 678,452           550,546
              Property and equipment                               26,326            13,297
              Other                                                35,594             2,619
                                                               ----------       -----------
               Total deferred liability                           764,438         1,160,528
                                                               ----------       -----------

                 Net deferred income tax liability             $  284,947       $   915,276
                                                               ==========       ===========

The Company has net operating loss carryforwards of $212,583 for State income tax purposes at December 31, 1997 which expire on December 31, 2001.

4.  BORROWINGS

    As of December 31, 1997, the Company has a line of credit with LaSalle National Bank ("LaSalle"), which includes a base borrowing line of $11,000,000 and a special advance of $1,500,000. The line expires on May 1, 2000, and the special advance is reduced through monthly amortization over a 24 month period which began on July 1, 1997. The fair value approximates the carrying amount of the line of credit at December 31, 1997 as a result of the variable interest rate. The line is secured by substantially all of the Company's assets. The line bears interest at an annual rate equal to LaSalle's prime rate which is 8.5% per annum at December 31, 1997. The outstanding borrowings on the line of credit is $3,379,513 at December 31, 1997. The LaSalle line of credit agreement contains restrictive covenants. The more significant of these covenants are certain tangible net worth calculations, financial ratios and profitability calculations.

    As of December 31, 1996 the Company had a line of credit with Fleet Bank ("Fleet") of $5,000,000. On May 13, 1997, the Company entered into the aforementioned line of credit agreement with LaSalle and subsequently paid off all outstanding borrowings under the line of credit agreement with Fleet. The fair value approximated the carrying amount of the line of credit at December 31, 1996 as a result of the variable interest rate. The line was secured by substantially all of the Company's assets. The line bore interest at an annual rate equal to the bank's prime rate. Fleet's prime rate was 8.25% per annum at December 31, 1996. The outstanding balance on the credit line was $4,035,000 at December 31, 1996. The line of credit agreement contained restrictive covenants. The more significant of these covenants were certain financial ratios and tangible net worth calculations.

5.  PROPERTY AND EQUIPMENT

    Property and equipment at December 31, consisted of the following:

                                           1997          1996
        Computer equipment and software  $1,613,918   $  916,990
        Furniture                           819,022      483,263
        Office equipment                    221,150      138,615
        Leasehold improvements               96,216       37,108
                                         ----------   ----------

        Total property and equipment
        at cost                           2,750,306    1,575,976
        Less accumulated depreciation      (835,691)    (421,330)
                                         ----------   ----------

        Net property and equipment       $1,914,615   $1,154,646
                                         ==========   ==========

6.  COMMITMENTS AND CONTINGENCIES

    The Company conducts its corporate operations from facilities that are leased under noncancelable operating leases that expire on various dates through 2002.

    The following is a schedule of future minimum rental payments required under the above operating leases as of December 31, 1997:

        YEAR ENDING
        DECEMBER 31,

        1998                                                    $1,215,026
        1999                                                     1,159,182
        2000                                                       919,033
        2001                                                       670,321
        2002                                                       289,626
                                                                ----------
                                                                $4,253,188
                                                                ==========

    Rent expense was approximately $1,427,000, $687,000 and $369,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

    The Company is involved with legal matters in the normal course of business. Based on discussions with outside counsel, the Company's management does not believe the outcome of these matters will have a material adverse impact on the financial condition or results of operations of the Company.

7.  EMPLOYEE BENEFIT PLANS

    The Company maintains a retirement savings plan covering substantially all employees. Participants may make 401(k) tax-deferred contributions from their pay. The Company's contribution to the plan is discretionary with no 401(k) employer matching contribution. During the years ended December 31, 1997, 1996 and 1995, the Company's profit-sharing contribution was approximately $420,000, $369,000 and $270,000, respectively.

    In 1994, the Company instituted a phantom stock plan as a long-term benefit for key employees. Phantom shares of stock are purchased by the employee for book value established at the date of the option issuance. Upon termination of employment, such phantom shares are redeemed at the current book value. The plan was terminated as of December 31, 1997, when all shares were redeemed at book value. The Company recorded compensation expense of $24,312 during the year ended December 31, 1997 in conjunction with the termination of the plan. The Company recorded compensation expense of $42,034 and $90,461 for the years ended December 31, 1996 and 1995, respectively, for the difference between the ending book value per share and phantom shares' exercise price.


8.  RELATED PARTY TRANSACTIONS

    The Company leases real estate from an affiliate on a month-to-month basis. During 1997, 1996 and 1995, the Company incurred rent expense of $150,000, $102,000 and $36,000, respectively, for such leases. In addition, the Company had notes receivable from and loans to related parties at December 31, as follows:



                                                                    1997                 1996
        Loans to management - current                           $  112,696            $  142,674
        Loans to employees - current                                94,639                62,750
        Notes receivable from c.w. Costello
          Realty Group - current                                    28,106                27,785
                                                                ----------            ----------
        Receivables from related
          parties - current                                     $  235,441            $  233,209
                                                                ==========            ==========
        Loans to management - net of current portion            $    6,801            $      -
        Notes receivable from c.w. Costello
          Realty Group - net of current portion                    233,266               135,634
                                                                ----------            ----------
        Receivables from related
          parties - net of current portion                      $  240,067            $  135,634
                                                                ==========            ==========

       The Company had a notes receivable bearing interest at 8% from an affiliate at December 31, 1997 and 1996, and has guaranteed the related mortgage obligations for this affiliate of approximately $270,000 as of December 31, 1997.

       Interest income earned on notes receivable from related parties during the years ended December 31, 1997, 1996 and 1995 was $3,461, $11,874 and $4,415, respectively.

 9.    STOCKHOLDERS' EQUITY

       On December 30, 1995, the Company declared a 2 for 1 stock split payable to stockholders of record as of December 31, 1995. Additionally, the Company declared 15% and 10% stock dividends on December 31, 1996 and 1995, respectively.

    The Company maintains a stock option plan available to certain employees. Under the terms of the plan, options to purchase shares of the Company's common stock are granted at a price equal to the fair market value of the stock at the date of the grant. Following is a summary of option transactions for all classes of stock for the years ending December 31:



                                        SHARES      WEIGHTED       SHARES       WEIGHTED       SHARES      WEIGHTED
                                        UNDER        AVERAGE       UNDER         AVERAGE       UNDER        AVERAGE
                                        OPTION        PRICE        OPTION         PRICE        OPTION        PRICE
                                         1997       PER SHARE       1996        PER SHARE       1995       PER SHARE
        Outstanding, beginning
          of year                        63,800       $ 5.12        88,800        $ 5.39        17,900       $ 2.17
        Granted during the year          17,500       $15.41           -          $  -          45,000       $ 6.73
        Cancelled during the
          year                          (18,000)      $ 1.10           -          $  -             -         $  -
        Exercised during the year        (9,000)      $ 5.49       (25,000)       $ 6.08       (18,500)      $ 5.54
                                        -------       ------       -------        ------       -------       ------

        Outstanding prior
          to split                          -            -             -             -          44,400       $ 5.39
        Effect of 2 for 1 stock
          split                             -            -             -             -          44,400       $ 5.39
                                        -------       ------       -------        ------       -------       ------

        Outstanding, end
          of year                        54,300       $ 9.70        63,800        $ 5.12        88,800       $ 5.39
                                        =======       ======       =======        ======       =======       ======
        Exercise prices of options
         outstanding, end of year         1,000       $ 3.94        18,000        $ 1.10        18,000       $ 1.10
                                            800       $ 4.76           800        $ 4.76         5,000       $ 3.46
                                         40,000       $ 6.73        45,000        $ 6.73           800       $ 4.76
                                         12,500       $20.00                                    65,000       $ 6.73

        Weighted Average
         remaining life of
         outstanding grants (years)        8.27                       8.05                        9.16

        Exercisable, end of year         48,800       $ 4.62        33,600        $ 3.67        23,400       $ 3.57
                                        =======                    =======                     =======

        Weighted average fair value
         of options granted during
         the year                        17,500       $17.55           -             -          45,000       $ 6.73
                                        =======                    =======                     =======


The Company has determined that the pro forma disclosure effect on compensation expense required by SFAS No. 123, "Accounting for Stock-Based Compensation," is approximately $211,000 net of income tax effect for the year ended December 31, 1997 and is immaterial for the years ended December 31, 1996 and 1995. Had the unrecorded compensation expense for the options been recorded during the year ended December 31, 1997, the Company's pro forma net loss and pro forma net loss per common share would have been increased as follows:


Pro forma net loss:
 As Reported                                            $(1,940,031)
 SFAS No. 123 pro forma                                 $(2,151,031)
Pro forma net loss per common share
 As Reported                                                 $(2.18)
 SFAS No. 123 pro forma                                      $(2.42)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for the 1997 and 1995 grants: risk-free interest rate of 6.34% and 6.20%, respectively; volatility of 45% and 0%, respectively, dividend yield of 0%; and expected lives of 10 years.


10. SUBSEQUENT EVENTS


On January 13, 1998, the Company made loans to certain officers in the amount of $303,900.


On January 27, 1998, the Company merged with Complete Business Solutions, Inc. In conjunction with the merger, the Company paid off its line of credit (see note 4) and terminated its 401(k) Plan (see note 7).

(b) Forma Financial Information

On January 7, 1998 Complete Business Solutions, Inc. and subsidiaries (CBSI) announced that it had reached an agreement to merge with c.w. Costello & Associates, inc. (Costello), a privately held Delaware corporation.

On January 27, 1998, CBSI signed an Agreement and Plan of Merger (Merger Agreement) with Costello, and with the holders of "A" the issued and outstanding common stock of Costello.

The Merger Agreement, as adjusted for CBSI's March 19, 1998 stock dividend, provided that all of the outstanding Costello common stock to be exchanged for 3,363,090 shares of CBSI's common stock. In negotiating the purchase price, CBSI considered the current market value of its common stock, Costello's reputation as a premier provider of IT services to large and mid-sized corporations, the minimal overlap of Costello's and CBSI's clients, the broad range of IT services provided by Costello, Costello's 750 IT professionals and the opportunity to improve Costello's margins.

The unaudited condensed pro forma combined balance sheet as of December 31, 1997 gives pro forma effect to the merger with Costello as if it had occurred on December 31, 1997. The merger with Costello will be accounted for by the pooling of interests method of accounting. The unaudited condensed pro forma combined balance sheet does not purport to be indicative of the financial position of CBSI had such transaction actually been completed as of December 31, 1997, or which may be obtained in the future.

The unaudited condensed pro forma combined statements of operations for the years ended December 31, 1997, 1996 and 1995, give pro forma effect to CBSI's initial public offering, the additional provision for federal and state income taxes at the effective rate as if CBSI's and Costello's subchapter S elections had been revoked, and the merger with Costello as if they had occurred on the first day of each period presented. The unaudited condensed pro forma combined statements of income do not purport to be indicative of the results of operations of CBSI had such transactions actually been completed on the first day of each period presented, or which may be obtained in the future.

              COMPLETE BUSINESS SOLUTIONS, INC. AND SUBSIDIARIES
             UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
                           AS OF DECEMBER 31, 1997



This balance sheet should be read in conjunction with the Costello historical financial statements and notes thereto included in this Form 8-K/A, and the CBSI historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1997, which will be filed on or about March 30, 1998. All amounts are in thousands.

                                                       HISTORICAL            HISTORICAL         PRO FORMA
                                                         CBSI                 COSTELLO          COMBINED
              ASSETS                                -----------------     ------------------    ---------
Current assets:
  Cash and cash equivalents .......................     $57,234                $   224           $57,458
  Accounts receivable, net  .......................      25,175                 13,399            38,574
  Deferred tax asset...............................       2,131                      -             2,131
  Prepaid expenses and other ......................       1,168                    638             1,806
  Receivables from related
    parties - current .............................           -                    236               236
                                                        -------                 ------          --------
     Total current assets .........................      85,708                 14,497           100,205
                                                        -------                 ------          --------
Property and equipment, net .......................       6,456                  1,915             8,371
Goodwill, net .....................................       2,809                      -             2,809
Other assets ......................................         759                      -               759
Receivables from related
   parties - net of current portion ...............           -                    240               240
                                                        -------                 ------          --------
      Total assets ................................     $95,732                $16,652          $112,384
                                                        =======                 ======          ========

        LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable ................................     $ 3,766                 $  604            $4,370
  Notes payable ...................................           -                  3,380             3,380
  Accured payroll and related costs ...............       7,945                  7,685            15,630
  Deferred revenue.................................         874                    201             1,075
  Distribution payable to shareholders.............       1,325                      -             1,325
  Other accrued liabilities .......................       3,858                  2,635             6,493
                                                        -------                 ------          --------
      Total current liabilities ...................      17,768                 14,505            32,273
                                                        -------                 ------          --------
Other liabilities..................................         190                      -               190
Commitments and contingencies
Shareholders' equity:
Preferred stock ...................................           -                      -                 -
Common stock ......................................           -                      -                 -
Additional paid-in capital ........................      74,300                  1,028            75,328
Retained earnings .................................       6,660                  1,119             7,779
Stock subscriptions receivable ....................      (2,503)                     -            (2,503)
Cumulative translation adjustment .................        (683)                     -              (683)
                                                        -------                 ------          --------
      Total shareholders' equity ..................      77,774                  2,147            79,921
                                                        -------                 ------          --------
      Total liabilities and shareholders' equity ..     $95,732                $16,652          $112,384
                                                        =======                 ======          ========

               COMPLETE BUSINESS SOLUTIONS, INC. AND SUBSIDIARIES

                     UNAUDITED CONDENSED PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

This statement should be read in conjunction with the Costello historical financial statements and notes thereto included in this Form 8-K/A, and the CBSI historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1997, which will be filed on or about March 30, 1998. All amounts are in thousands, except per share amounts.




                                                                                                       MERGER
                                                    HISTORICAL       PRO FORMA       HISTORICAL       PRO FORMA        PRO FORMA
                                                      CBSI          ADJUSTMENTS(1)    COSTELLO       ADJUSTMENTS(1)     COMBINED
                                                -----------------   -----------     --------------   -----------        ---------
Revenues .........................................     $ 72,658       $      -        $ 25,428        $      -          $ 98,086
Cost of revenues
  Salaries, wages and employee benefits ..........       49,032              -          15,054               -            64,086
  Contractual services ...........................        3,689              -           1,020               -             4,709
  Project travel and relocation ..................        3,258              -           1,080               -             4,338
  Depreciation and amortization ..................        1,178              -               -               -             1,178
                                                       --------       --------        --------        --------          --------
     Total cost of revenues ......................       57,157              -          17,154               -            74,311
                                                       --------       --------        --------        --------          --------
     Gross profit ................................       15,501              -           8,274               -            23,775
Selling general and administrative expenses ......       12,858            147           6,715               -            19,720
                                                       --------       --------        --------        --------          --------
     Income from operations ......................        2,643           (147)          1,559               -             4,055
Interest expense (income) ........................          676           (724)             62               -                14
                                                       --------       --------        --------        --------          --------
      Income before provision for income taxes
        and minority interest.....................        1,967            577           1,497               -             4,041
Provision for income taxes(1).....................           10            653             128             524             1,315
Minority interest ................................     $    252           (252)              -               -                 -
                                                       --------       --------        --------        --------          --------
      Net income .................................     $  1,705       $    176        $  1,369        $   (524)         $  2,726
                                                       ========       ========        ========        ========          ========
Net income per common share ......................     $   0.10                                                         $   0.14
                                                       ========                                                         ========
Weighted average shares outstanding (3) ..........       16,368                                                           20,083
                                                       ========                                                         ========

          COMPLETE BUSINESS SOLUTIONS, INC. AND SUBSIDIARIES

                   UNAUDITED CONDENSED PRO FORMA COMBINED
                           STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1996

This statement should be read in conjunction with the Costello historical financial statements and notes thereto included in this Form 8-K/A, and the CBSI historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1997, which will be filed on or about March 30, 1998. All amounts are in thousands, except per share amounts.




                                                                                                       MERGER
                                                      HISTORICAL     PRO FORMA         HISTORICAL     PRO FORMA      PRO FORMA
                                                         CBSI       ADJUSTMENTS(1)      COSTELLO     ADJUSTMENTS(1)   COMBINED
                                                   ---------------- -----------    ----------------  -----------     ---------
Revenues.........................................       $  92,750      $      -       $ 42,557      $    -        $ 135,307
Cost of revenues:
  Salaries, wages and employee benefits..........          58,032             -         27,555           -           85,587
  Contractual services...........................           6,626             -          1,028           -            7,654
  Project travel and relocation..................           3,638             -          1,518           -            5,156
  Depreciation and amortization..................           1,453             -              -           -            1,453
                                                        ---------      --------       --------      ------        ---------
    Total cost of revenues.......................          69,749             -         30,101           -           99,850
                                                        ---------      --------       --------      ------        ---------
    Gross profit.................................          23,001             -         12,456           -           35,457
Selling, general and administrative expenses.....          16,930           147         11,264           -           28,341
                                                        ---------      --------       --------      ------        ---------
    Income from operations.......................           6,071          (147)         1,192           -            7,116
Interest expense (income)........................             520          (610)           135           -               45
Equity in loss of investee.......................             110             -              -           -              110
                                                        ---------      --------       --------      ------        ---------
    Income before provision for income taxes and
       minority interest.........................           5,441           463          1,057           -            6,961
Provision for income taxes(1)....................             108         2,031             86         370            2,595
Minority interest................................             158          (158)             -           -                -
                                                        ---------      --------       --------      ------        ---------
    Net income...................................       $   5,175      $ (1,410)      $    971      $ (370)       $   4,366
                                                        =========      ========       ========      ======        =========
Net income per common share......................       $    0.31                                                 $    0.21
                                                        ==========                                                =========
Weighted average shares outstanding(3)...........          16,906                                                    21,009
                                                        =========                                                 =========

             COMPLETE BUSINESS SOLUTIONS, INC. AND SUBSIDIARIES

                   UNAUDITED CONDENSED PRO FORMA COMBINED
                           STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997

This statement should be read in conjunction with the Costello historical financial statements and notes thereto included in this Form 8-K/A, and the CBSI historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1997, which will be filed on or about March 30, 1998. All amounts are in thousands, except per share amounts.


                                                                                                        MERGER
                                                        HISTORICAL     PRO FORMA       HISTORICAL      PRO FORMA    PRO FORMA
                                                           CBSI      ADJUSTMENTS(1)     COSTELLO      ADJUSTMENTS(1) COMBINED
                                                     --------------  -----------    ----------------  -----------    ---------
Revenues ............................................     $123,775     $      -         $70,175     $       -        $193,950
Cost of revenues:
  Salaries, wages and employee benefits .............       68,577            -          49,279             -         117,856
  Contractual services ..............................       13,939            -           1,947             -          15,886
  Project travel and relocation .....................        5,910            -           2,128             -           8,038
  Depreciation and amoritization ....................        1,174            -               -             -           1,174
                                                          --------     --------         -------       -------         -------
        Total cost of revenues ......................       89,600            -          53,354             -         142,954
                                                          --------     --------         -------       -------         -------
        Gross profit ................................       34,175            -          16,821             -          50,996
Selling, general and administrative expenses ........       22,530           24          17,855             -          40,409
Merger costs.........................................        1,203            -               -             -           1,203
                                                          --------     --------         -------       -------         -------
        Income (loss) from operations ...............       10,442          (24)         (1,034)            -           9,384
Interest expense (income) ...........................       (1,506)         (53)            786             -            (773)
Equity in loss of investee ..........................          251           -                -             -             251
                                                          --------     --------         -------       -------         -------
        Income (loss) before provision for income taxes
              and minority interest .................       11,697           29          (1,820)            -           9,906
Provision for income taxes(1)........................        4,114          (89)            120          (655)          3,490
Minority interest ...................................           82          (82)              -             -               -
                                                          --------     --------         -------       -------         -------
        Net income ..................................     $  7,501     $    200         $(1,940)      $   655        $  6,416
                                                          ========     ========         =======       =======         =======
Net income per common share .........................     $   0.35                                                   $   0.26
                                                          ========                                                    =======
Weighted average shares outstanding (3) .............       21,564                                                     24,727
                                                          ========                                                    =======

NOTE 1. On March 5, 1997, CBSI filed a Registration Statement on Form S-1 with the Securities and Exchange Commission for the sale of its Common Stock. The net proceeds to CBSI from this offering were used for payment of undistributed S corporation earnings; the repayment of existing debt;
expansion of existing operations, including CBSI's offshore software development operations; development of new service lines and possible acquisitions and mergers of related businesses; and general corporate purposes, including working capital.

         The unaudited condensed pro forma combined statements of operations included in this Form 8-K/A give effect to the following transactions as if such transactions had occurred on the first day of each period presented:

             (i) amortization of goodwill over a period of 20 years as a result of CBSI's purchase of the 28% minority interest in CBS Mauritius, including the elimination of the minority interest;

             (ii) elimination of interest expense to give effect to the repayment of the CBSI's revolving credit facility and long-term debt;

             (iii) provision for Federal and state income taxes at the effective income tax rate as if CBSI and Costello had been taxed as a C corporation and no foreign tax holidays had been granted during the periods presented.

NOTE 2. The unaudited condensed pro forma combined balance sheet and statements of operations have been prepared to reflect the merger with Costello. The merger with Costello will be accounted for by the pooling of interests method of accounting. All amounts are in thousands, except per share amounts.

NOTE 3. Weighted average shares outstanding have been adjusted to give pro forma effect to the initial public offering of the Company and the merger with Costello as if they had occurred on the first day of each period presented.

(c) Exhibits




                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Complete Business Solutions, Inc.

                        By: /s/ Timothy S. Manney
                            -------------------------
                                Timothy S. Manney
                Executive Vice President for Finance and Administration



Date: March 23, 1998

                      COMPLETE BUSINESS SOLUTIONS, INC.


                                EXHIBIT INDEX




Number and Description
of Exhibit

23.1 Consent of Deloitte & Touche, LLP